                                                                    EXHIBIT 99.1

                     [LETTERHEAD OF C. BREWER HOMES, INC.]

                                          CONTACT: Seth A. Bakes, President/CEO
                                                         Telephone: 808/242-6833

FOR IMMEDIATE RELEASE
November 6, 1997


C. BREWER HOMES, INC. AND MAUNA LOA MACADAMIA PARTNERS, L.P. ANNOUNCE MERGER


     Wailuku, Hawaii - C. Brewer Homes, Inc. and Mauna Loa Macadamia Partners, L.P. announced today that they have reached an agreement in principle to merge the two companies. Under the terms of the agreement, shareholders of C. Brewer Homes, Inc. would receive .667 limited partner units of Mauna Loa Macadamia Partners, L.P. for each share of C. Brewer Homes, Inc. Mauna Loa Macadamia Partners will be renamed "Hawaii Land and Farming Company" and will continue as a New York Stock Exchange master limited partnership. The parties hope to consummate this transaction in the second calendar quarter of 1998.

     The merger is subject to execution of a formal merger agreement, approval by the shareholders of C. Brewer Homes and the limited partners of Mauna Loa Macadamia Partners and other normal closing conditions. C. Brewer Homes President and CEO Seth Bakes stated, "We feel that this combination is in the best interests of the shareholders of C. Brewer Homes. Our access to capital will be increased and the combined companies should also have lower general and administrative costs."

     C. Brewer Homes also announced today a net loss of $94,000 or $.01 per share for the second quarter of fiscal year 1998 (ended September 30, 1997) compared to a net loss of $82,000 or $.01 per share for the second quarter of fiscal year 1997. Revenue for the second quarter of fiscal year 1998 was $6.1 million compared to $5.3 million recorded in the second quarter of fiscal year 1997.

     In addition, C. Brewer Homes reported a net loss of $334,000 or $.04 per share for the first six months of fiscal year 1998 compared to a net loss of $347,000 or $.04 per share for the same period of fiscal year 1997. Revenue for the first six months of fiscal year 1998 was $6.7 million compared to $7.7 million recorded in the first six months of fiscal year 1997.

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

C. BREWER HOMES, INC. AND MAUNA LOA MACADAMIA PARTNERS, L.P.
ANNOUNCE MERGER
November 6, 1997
Page 2

     At September 30, 1997, C. Brewer Homes' backlog consisted of 47 homes with a total sales value of $9.5 million. At Kehalani, 44 homes were in backlog with an aggregate sales value of $9.1 million. At Iao Parkside, three homes were in backlog with a sale value of $.4 million (the backlog amounts for Iao Parkside, a 50% owned joint venture, represent 100% of the joint venture's sales contracts).

     C. Brewer Homes has experienced, and expects to continue to experience, variability in revenue and net income on a quarterly basis. Many factors contribute to this variability including construction and other delays, the availability and cost of capital, and adverse weather. As a result, historical financial results are not necessarily a meaningful indicator of future results and, in general, C. Brewer Homes' financial results will vary from project to project. At present, C. Brewer Homes believes that home sales rates at its projects continue to be adversely affected by various factors, including uncertainty of prospective home buyers resulting from the persistent slump in Hawaii's economy.

     C. Brewer Homes has both short and long-term capital requirements, including those relating to its Kehalani project. The Company intends to fund its capital requirements through a combination of internally generated funds, and bank and other financing. As a result, C. Brewer Homes' business and earnings are substantially dependent on its ability to obtain financing on acceptable terms. No assurance can be given that such financing will be obtained or that any available financing will be on acceptable terms. The combination with Mauna Loa Macadamia Partners, if consummated, is expected to assist C. Brewer Homes in obtaining needed capital.

     This press release contains forward-looking statements regarding future events and future performance of C. Brewer Homes that involve risks and uncertainties that could cause actual results to differ materially. We refer you to documents that C. Brewer Homes files from time to time with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports which contain a description of certain factors that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.

     C. Brewer Homes, Inc. is a land developer and homebuilder in Hawaii with operations on the islands of Maui, Kauai and Hawaii. The Company owns 2,689 acres of land. C. Brewer Homes' Class A stock trades on the NASDAQ (symbol =
CBHI).

     Mauna Loa Macadamia Partners, L.P. is the world's largest grower of macadamia nuts, owning or leasing 4,027 acres of orchards on the Island of Hawaii. The Partnership's Class A Units trade on the New York Stock Exchange (symbol = NUT).

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

C. BREWER HOMES, INC. AND MAUNA LOA MACADAMIA PARTNERS, L.P.
ANNOUNCE MERGER
November 6, 1997
Page 3

                              C. BREWER HOMES, INC.
                           STATEMENTS OF INCOME (LOSS)
             (IN THOUSANDS, EXCEPT EARNINGS (LOSS) PER COMMON SHARE)
                                   (UNAUDITED)

                                                                       Quarters                              Half
                                                                         Ended                            Years Ended
                                                              ---------------------------          ---------------------------
                                                              September 30, September 30,          September 30, September 30,
                                                                  1997         1996                    1997        1996
                                                              ------------- -------------          ------------  -------------
Property sales...........................................          $6,111       $5,321                 $6,735      $7,744
Cost of property sales...................................           5,652        4,787                  6,265       6,853
                                                                   ------       ------                 ------      ------
    Gross margin.........................................             459          534                    470         891
General and administrative expenses......................             531          636                  1,004       1,380
                                                                   ------       ------                 ------      ------
    Operating loss.......................................             (72)        (102)                  (534)       (489)
Equity in earnings of Iao Partners.......................              26           36                     47          66
Interest expense - net...................................             (74)          (6)                  (134)        (21)
Other income (expense) - net.............................             (34)         (57)                    74         (99)
                                                                   ------       ------                 ------      ------
    Loss before income tax benefit.......................            (154)        (129)                  (547)       (543)
Income tax benefit.......................................             (60)         (47)                  (213)       (196)
                                                                   ------       ------                 ------      ------
    Net loss.............................................          $  (94)      $  (82)                $ (334)     $ (347)
                                                                   ======       ======                 ======      ======
Loss per common share....................................          $(0.01)      $(0.01)                $(0.04)     $(0.04)
                                                                   ======       ======                 ======      ======
Weighted average number of common shares outstanding.....           8,332        8,332                  8,332       8,332
                                                                   ======       ======                 ======      ======

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